As filed with the Securities and Exchange Commission on March 10, 1994

			      Registration No. 33-_____





SECURITIES AND EXCHANGE COMMISSION
	  Washington, D.C. 20549
	  _______

	  FORM S-8

    REGISTRATION STATEMENT
	   UNDER
  THE SECURITIES ACT OF 1933
	  ________
	  CITICORP
(Exact name of registrant as specified in its charter)


	  Delaware
(State or other jurisdiction of incorporation or organization)

	  13-2614988
(I.R.S. employer identification no.)


	  399 Park Avenue
	  New York, NY 10043
	  (Address of principal executive offices)

	  Citicorp 1988 Stock Incentive Plan
	  (Full title of the plan)

	  Stephen E. Dietz
	  Associate General Counsel
	  Citibank, N.A.
	  425 Park Avenue
	  New York, NY 10043
	  Telephone: (212) 559-3430

(Name, address and telephone number, including area code, of agent for service)


	  _________

CALCULATION OF REGISTRATION FEE


Title of                Amount to be           Proposed         Proposed                Amount of
securities to           registered              maximum         maximum                 registration
be registered                                offering price     aggregate               fee (1)



Common Stock,           25,000,000              $38.9375        $973,437,500           $335,668.10
$1 par value
per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock of Citicorp on the New York Stock Exchange Composite
Tape on March 4, 1994.

In accordance with Rule 429 under the Securities Act of 1933, the Prospectus used as Part I of this Registration Statement also constitutes the prospectus to be used in connection with the offer and sale of shares previously registered pursuant to Citicorp's Registration Statement on Form S-8, File No. 33-41751, the contents of which are hereby incorporated by reference herein.

	  __________________

This Registration Statement shall hereafter become effective upon filing in accordance with Section 8(a) of the Act and Rule 462 thereunder.

EXPERTS

The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1993 (the "1993 10-K") have been incorporated by reference into Citicorp's Registration Statement on Form S-8, File No. 33-41751 (the contents of which have been incorporated by reference herein) in reliance upon the report set forth in the 1993 10-K of KPMG Peat Marwick, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick covering the December 31, 1993 financial statements contains an added explanatory paragraph which refers to the adoption by Citicorp of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.             Exhibits.

 5 -      Opinion and consent of Stephen E. Dietz, Associate
	  General Counsel of Citibank, N.A.


23.1 -    Consent of Stephen E. Dietz, Associate General
	  Counsel (included as part of Exhibit 5).

23.2 -    Consent of KPMG Peat Marwick.


24 -      Powers of Attorney of Messrs. Reed, Calloway, Chandler,
	  Chia, Derr, Fouraker, Haynes, Rhodes, Ruding, Seibert, Shrontz, Simonsen, Smith, Steffen, Thomas, Woolard and Ms. Ridgway as Directors and/or officers of Citicorp and/or Citibank.

                    SIGNATURES

	  Pursuant to the requirements of the Securities Act of 1933, Citicorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New
York, State of New York, on March 7, 1994.

	  CITICORP

	    By      /s/ Robert N. Laughlin
		    Robert N. Laughlin
		    Vice President

	  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 7, 1994 by the following persons in the capacities indicated.

Signature                                       Capacity

	  *                           Chairman and a Director of Citicorp
- -----------------------
John S. Reed                          (Principal Executive Officer)

/s/ Paul J. Collins                   Vice Chairman and a Director of Citicorp
- -----------------------
Paul J. Collins                       Principal Financial Officer

/s/ Thomas E. Jones                   Executive Vice President
- -----------------------
Thomas E. Jones                       Principal Financial Officer(A)

	  *                           Director
- -----------------------
D. Wayne Calloway

	  *                           Director
- -----------------------
Colby H. Chandler

	  *                           Director
- -----------------------
Pei-yuan Chia

	  *                           Director
- -----------------------
Kenneth T. Derr


	  *                           Director
- -----------------------
Dr. Lawrence E. Fouraker

	  *                           Director
- -----------------------
H.J. Haynes

	  *                           Director
- -----------------------
Rozanne L. Ridgway

	  *                           Director
- -----------------------
William R. Rhodes

	  *                           Director
- -----------------------
Dr. H. Onno Ruding

	  *                           Director
- -----------------------
Donald V. Seibert

	  *                           Director
- -----------------------
Frank A. Shrontz

	  *                           Director
- -----------------------
Dr. Mario Simonsen

	  *                           Director
- -----------------------
Roger B. Smith

	  *                           Director
- -----------------------
Chistopher J. Steffen

	  *                           Director
- -----------------------
Franklin A. Thomas

	  *                           Director
- -----------------------
Edgar S. Woolard, Jr.

[FN]
* Robert N. Laughlin by signing his name hereto, does sign this document on behalf of each person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

(A) Primary responsibility for financial control, accounting, tax and reporting.

	  By       /s/ Robert N. Laughlin

		   -------------------------
		       Robert N. Laughlin
		       Attorney-in-Fact